Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3) and related Prospectus of Colony Financial, Inc. for the registration of common stock, preferred stock, depositary shares, warrants, rights and debt securities and to the incorporation by reference therein of our reports dated March 11, 2013 with respect to the consolidated financial statements of Colony Financial, Inc. (the Company) as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012, and the effectiveness of internal control over financial reporting of the Company as of December 31, 2012, and our reports dated March 7, 2011 with respect to the financial statements of ColFin WLH Funding, LLC and ColFin NW Funding, LLC for the year ended December 31, 2010, all included in the Company’s Annual Report (Form 10-K/A) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

March 26, 2013